Exhibit 4.2

CCOH SAFARI, LLC
as Issuer,
CHARTER COMMUNICATIONS, INC.,
as Parent Guarantor
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of November 5, 2014

5.500% Senior Notes due 2022

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 11.02
(d)	7.06
314(a)	4.04; 11.02; 11.04
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01; 7.02
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.01

-i-

N.A. means not applicable.
* This Cross Reference Table is not part of this First Supplemental Indenture.

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-iii-

-iv-

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.03	Covenant Defeasance	75

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes	76
Section 9.02	With Consent of Holders of Notes	76

ARTICLE 12

MISCELLANEOUS

Section 12.13	Table of Contents, Headings, etc	77
Section 12.16	Supplemental Indenture Controls	77

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01	Satisfaction and Discharge of Supplemental Indenture	77
Section 13.02	Application of Trust Money	78

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FIRST SUPPLEMENTAL INDENTURE dated as of November 5, 2014 (the “Supplemental Indenture”) among CCOH Safari, LLC, a Delaware limited liability company (“Safari II”), Charter Communications, Inc., a Delaware corporation (as further defined below, “CCI” or the “Parent Guarantor”) (with respect to Article 10 and Section 7.07 only) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
WHEREAS, Safari II, CCO Holdings, LLC, a Delaware limited liability company (the “Company” or “CCO Holdings”), CCO Holdings Capital Corp. (“Capital Corp”, and together with CCO Holdings and Safari II, the “Issuers”), a Delaware corporation, the Parent Guarantor and the Trustee have previously executed and delivered an Indenture, dated as of November 5, 2014 (the “Base Indenture”), providing for the issuance from time to time of one or more series of senior debt securities of Safari II or the Company and Capital Corp;
WHEREAS, Section 9.01 of the Base Indenture provides that Safari II and the Trustee may enter into a supplemental indenture to the Base Indenture to, among other things, establish the form or terms of any series of Notes (as defined in the Base Indenture) as permitted by Section 2.01 and Section 9.01 of the Base Indenture;
WHEREAS, clause (9) of Section 9.01 of the Base Indenture provides that Safari II and the Trustee may enter into a supplemental indenture changing or eliminating any provision of the Base Indenture; provided, that any such change shall become effective only when there is no outstanding Notes (as defined in the Base Indenture) of such series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions;
WHEREAS, Safari II and the Parent Guarantor are entering into this Supplemental Indenture to, among other things, establish the form and terms of Safari II’s new series of 5.500% Senior Notes due 2022 (the “Notes”) pursuant to the Base Indenture, as modified by this Supplemental Indenture;
WHEREAS, Safari II, the Trustee and CCI entered into an escrow agreement (the “Escrow Agreement”), dated as of November 5, 2014, with U.S. Bank National Association, as escrow agent (together with its successors in such capacity, the “Escrow Agent”), pursuant to which the gross proceeds of the Notes plus certain additional amounts will be deposited into an escrow account (the “Escrow Account”);
WHEREAS, if the Escrow Release Date occurs, substantially concurrently with the Escrow Release Date, Safari II will merge into CCO Holdings, and CCO Holdings and Capital Corp shall, pursuant to a supplemental indenture to be entered into on or around the Escrow Release Date, assume all obligations of Safari II in respect of the Notes, and the term “Issuer” as used in this Supplemental Indenture, shall mean (i) prior to the Escrow Release Date, Safari II and (ii) from and after the Escrow Release Date, collectively, CCO Holdings and Capital Corp, as the context requires;
WHEREAS, clause (8) of Section 9.01 of the Base Indenture provides that Safari II and Parent Guarantor may conform the Base Indenture, as amended and supplemented, or the Notes, as amended or supplemented, to the description and terms of such Notes in the offering memorandum, prospectus supplement or other offering document applicable to such Notes at the time of the initial sale thereof; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuers have been satisfied or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Safari II, the Parent Guarantor and the Trustee, for the benefit of each other and for the equal and ratable benefit of the Holders (as defined in the Base Indenture), hereby enter into this Supplemental Indenture to, among other things, establish the terms of the Notes pursuant to Section 2.01 of the Base Indenture and there is hereby established Safari II’s “5.500% Senior Notes due 2022” as a separate series of Notes (as defined in the Base Indenture) and such parties further agree that this Supplemental Indenture affects Safari II’s 5.500% Senior Notes due 2022 only and not any other series of Notes (as defined in the Base Indenture), except with respect to Section 9.02 hereof.
ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01        Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto that governs the Notes have the respective meanings specified in this Section 1.01. All other terms used in this Supplemental Indenture that are defined in the Escrow Agreement, Base Indenture or the TIA, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Escrow Agreement, Base Indenture or the TIA, as the case may be, as in force at the date of this Supplemental Indenture as originally executed.

“Acquired Business” means the assets and liabilities acquired by CCI and its Subsidiaries from Comcast pursuant to the Acquisition Agreement.
“Acquired Debt” means, with respect to any specified Person, Indebtedness:
(1)    of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
(2)    secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Agreement” means that certain Comcast/Charter Transaction Agreement dated as of April 25, 2014 between CCI and Comcast, and the definitive agreement contemplated thereby.
“Acquisition Transactions” means the acquisition of the Acquired Business by CCI and its Subsidiaries pursuant to the Acquisition Agreement.
“Additional Notes” means Notes issued pursuant to the terms of this Supplemental Indenture in addition to Initial Notes (other than any Notes issued in respect of Initial Notes pursuant to Sections 2.06, 2.07, 2.10, 3.06, 3.09 or 4.16 of this Supplemental Indenture or Section 9.05 of the Base Indenture).
“Asset Acquisition” means (a) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries or shall be merged with or into the Company or any of its Restricted Subsidiaries, or (b) the acquisition by the Company or any of its Restricted Subsidiaries of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
“Asset Sale” means:
(1)    the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of the Cable Related Business consistent with applicable past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, shall be governed by Section 4.16 and/or Section 5.01 and not by the provisions of Section 4.11; and
(2)    the issuance of Equity Interests by any Restricted Subsidiary of the Company or the sale of Equity Interests in any Restricted Subsidiary of the Company.
Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:
(1)    any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $100.0 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $100.0 million;
(2)    a transfer of assets between or among the Company and its Restricted Subsidiaries;
(3)    an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company;
(4)    any Restricted Payment that is permitted by Section 4.07, any Restricted Investment that is permitted by Section 4.08 or a Permitted Investment;

(5)    the incurrence of Liens not prohibited by this Supplemental Indenture and the disposition of assets related to such Liens by the secured party pursuant to a foreclosure;
(6)    any disposition of cash or Cash Equivalents;
(7)    any surrender or waiver of contract rights or settlement, including, without limitation, with respect to Hedging Obligations;
(8)     like-kind property exchanges under Section 1031 of the Internal Revenue Code;
(9)     non-exclusive licenses of intellectual property; and
(10)     any sale or disposition of inventory or accounts receivable in the ordinary course of business.
“Attributable Debt” means, with respect to a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction that is entered into by any Issuer or any of their Restricted Subsidiaries (and not including, for the avoidance of doubt, any sale and leaseback transaction entered into by any Person prior to being merged into, being acquired by, or whose assets are being acquired by, any Issuer or any of their Restricted Subsidiaries), including any period for which such lease has been extended or may, at the option of the lessee, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
“Base Indenture” has the meaning assigned to it in the preamble to this Supplemental Indenture.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act as in effect on the Issue Date.
“Cable Related Business” means the business of owning cable television systems and businesses ancillary, complementary and related thereto.
“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
“Capital Stock Sale Proceeds” means the aggregate net proceeds (including the fair market value of the non-cash proceeds) received by the Company or its Restricted Subsidiaries from and after April 1, 2010, in each case
(x)    as a contribution to the common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock and other than issuances or sales to a Subsidiary of the Company) of any Parent or the Company from and after April 1, 2010, or

(y)    from the issue or sale of Disqualified Stock, debt securities or other Indebtedness of the Company that has been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock, debt securities or other Indebtedness) sold to a Subsidiary of the Company).
“Cash Equivalents” means:
(1)    United States dollars;
(2)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;
(3)    certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having combined capital and surplus in excess of $500 million and a Thomson BankWatch Rating at the time of acquisition of “B” or better;
(4)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper having a rating at the time of acquisition of at least “P‑1” from Moody’s or at least “A-1” from S&P and in each case maturing within twelve months after the date of acquisition;
(6)    corporate debt obligations maturing within twelve months after the date of acquisition thereof, rated at the time of acquisition at least “Aaa” or “P-1” by Moody’s or “AAA” or “A-1” by S&P;
(7)    auction-rate Preferred Stocks of any corporation maturing not later than 90 days after the date of acquisition thereof, rated at the time of acquisition at least “Aaa” by Moody’s or “AAA” by S&P;
(8)    securities issued by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, maturing not later than six months after the date of acquisition thereof, rated at the time of acquisition at least “A” by Moody’s or S&P; and
(9)    money market or mutual funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.
“CCH I” means CCH I, LLC, a Delaware limited liability company, and any successor Person thereto.

“CCH II” means CCH II, LLC, a Delaware limited liability company, and any successor Person thereto.
“CCI” means Charter Communications, Inc., a Delaware corporation, and any successor Person thereto.
“CCO” means Charter Communications Operating, LLC, a Delaware corporation and any successor Person thereto.
“CCO Holdings” means CCO Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.
“Change of Control” means the occurrence of any of the following:
(1)    the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or of a Parent and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Parent, the Company or a Restricted Subsidiary;
(2)    the adoption of a plan relating to the liquidation or dissolution of the Company or a Parent (except the liquidation of any Parent into any other Parent); or
(3)    the consummation of any transaction, including any merger or consolidation, the result of which is that any “person” (as defined above) other than a Parent becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company or a Parent, measured by voting power rather than the number of shares.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) CCI becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of CCI’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
“Charter Holdings” means Charter Communications Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.
“Charter Parent Refinancing Indebtedness” means any Indebtedness of a Parent issued in exchange for, or the net proceeds of which are used within 90 days after the date of issuance thereof to extend, refinance, renew, replace, defease, purchase, acquire or refund (including successive extensions, refinancings, renewals, replacements, defeasances, purchases, acquisi-

tions or refunds), Indebtedness (including Acquired Debt) incurred by CCH II or any of its Subsidiaries or which refinances such Indebtedness; provided that:
(1)    the principal amount (or accreted value, if applicable) of such Charter Parent Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) plus accrued interest and premium, if any, on the Indebtedness so extended, refinanced, renewed, replaced, defeased, purchased, acquired or refunded (plus the amount of reasonable fees, commissions and expenses incurred in connection therewith);
(2)    such Charter Parent Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
(3)    is classified as such by the Company.
“Charter Subsidiary Refinancing Indebtedness” means any Indebtedness of a Parent issued in exchange for, or the net proceeds of which are used within 90 days after the date of issuance thereof to extend, refinance, renew, replace, defease, purchase, acquire or refund (including successive extensions, refinancings, renewals, replacements, defeasances, purchases, acquisitions or refunds), Indebtedness (including Acquired Debt) incurred by the Company or any of its Subsidiaries or which refinances such Indebtedness; provided that:
(1)    the principal amount (or accreted value, if applicable) of such Charter Subsidiary Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) plus accrued interest and premium, if any, on the Indebtedness so extended, refinanced, renewed, replaced, defeased, purchased, acquired or refunded (plus the amount of reasonable fees, commissions and expenses incurred in connection therewith); and
(2)    such Charter Subsidiary Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
“Comcast” means Comcast Corporation, a Pennsylvania corporation.
“Consolidated EBITDA” means with respect to any Person, for any period, the net income of such Person and its Restricted Subsidiaries for such period plus, to the extent such amount was deducted in calculating such net income:
(1)    Consolidated Interest Expense of such Person and its Restricted Subsidiaries;
(2)    income taxes;
(3)    depreciation expense;

(4)    amortization expense;
(5)    asset impairments or write-downs or write-offs;
(6)    all other non-cash items, extraordinary items, non-recurring and unusual items (including any restructuring charges, costs and expenses and charges, costs and expenses related to litigation settlements or judgments and/or charges, costs and expenses related to asset acquisitions and dispositions) and the cumulative effects of changes in accounting principles reducing such net income, less all non-cash items, extraordinary items, non-recurring and unusual items and cumulative effects of changes in accounting principles increasing such net income;
(7)    amounts actually paid during such period pursuant to a deferred compensation plan;
(8)    any premium, penalty or fee paid in relation to any repayment, prepayment or repurchase of Indebtedness;
(9)    all deferred financing costs written off in connection with the early extinguishment of Indebtedness, net of taxes;
(10)    all costs, expenses and fees related to the issuance of the Notes;
(11)    the amount of “runrate” cost savings projected by the Issuers in good faith, net of the amount of actual benefits realized or expected to be realized (which cost savings shall be calculated on a pro forma basis as though they had been realized on the first day of such period) from actions taken or to be taken prior to or during such period; provided that (A) (x) such cost savings are reasonably identifiable and expected to be achieved based on such actions and (y) the benefits resulting therefrom are anticipated by the Issuers to be realized within twelve (12) months of such actions (B) the aggregate amount added back pursuant to this clause (11) for any period shall not exceed 20% of Consolidated EBITDA for such period prior to giving effect to this clause (11), minus, without duplication and to the extent included in the statement of net income for such period, the sum of (i) any extraordinary or non--recurring income or gains, (ii) gains on dispositions of assets outside of the ordinary course of business and (iii) other non-cash items increasing net income, all as determined on a consolidated basis in accordance with GAAP, provided further that this clause (11), for the avoidance of doubt, shall not result in an amount less than zero; and
(12)    for purposes of Section 4.10 only, Management Fees;
provided that Consolidated EBITDA shall not include:
(w)    the net income (or net loss) of any Person that is not a Restricted Subsidiary (“Other Person”), except:

(i)    with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such Other Person during such period; and
(ii)    with respect to net losses, to the extent of the amount of investments made by such Person or any Restricted Subsidiary of such Person in such Other Person during such period;
(x)    solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.07(3) (and in such case, except to the extent includable pursuant to clause (w) above), the net income (or net loss) of any Other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any Restricted Subsidiaries or all or substantially all of the property and assets of such Other Person are acquired by such Person or any of its Restricted Subsidiaries;
(y)    solely for purposes of Section 4.07(3), the net income of any Restricted Subsidiary of the Company to the extent that the payment of dividends or similar distributions by such Restricted Subsidiary of such net income is restricted by the operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, unless (x) such restriction with respect to the payment of dividends or similar distributions has been legally waived or (y) such restriction is permitted by Section 4.09; provided, that the net income of such Restricted Subsidiary shall be increased by the amount of dividends or other distributions or payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein; and
(z)    effects of any fresh start accounting adjustments.
“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of:
(1)    the total amount of outstanding Indebtedness and Attributable Debt of such Person and its Restricted Subsidiaries, plus
(2)    the total amount of Indebtedness of any other Person that has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus
(3)    the aggregate liquidation value of all Disqualified Stock of such Person and all Preferred Stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations);
(2)    the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and
(3)    any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); excluding, however, any amount of such interest of any Restricted Subsidiary of the referent Person if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to clause (x) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to clause (x) of the definition thereof), in each case, on a consolidated basis and in accordance with GAAP.
“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) of the Company and the Restricted Subsidiaries less the sum of (1) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, and (2) all current liabilities, in each case, reflected on the most recent consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of the most recent ended fiscal quarter for which financial statements have been delivered pursuant to this Supplemental Indenture, determined on a consolidated basis in accordance with GAAP on a pro forma basis to give effect to any acquisition or disposition of assets made after such balance sheet date and on or prior to the date of determination.
“Contribution Indebtedness” means Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than the proceeds from the issuance of Disqualified Stock or any cash contribution by an Issuer or a Restricted Subsidiary) made to the capital of the Company or a Restricted Subsidiary after the Issue Date (whether through the issuance of Capital Stock or otherwise); provided that such Contribution Indebtedness is incurred within 180 days after the making of the related cash contribution.
“Credit Facilities” means, with respect to the Company and/or its Restricted Subsidiaries, and with respect to any other entity as the context requires, one or more debt facilities (including indentures), in each case with banks, lenders or noteholders (other than a Parent of the Issuers) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) letters of credit, notes, guarantees, and commercial paper in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided, that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Supplemental Indenture.
“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Issuers or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.
“Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the surviving Person) or the sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of such Person’s assets or Capital Stock.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of the date on which the Notes mature or the date on which the Notes are no longer outstanding. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any private or public issuance of Qualified Capital Stock of the Company or a Parent of which the gross proceeds to the Company or received by the Company as a capital contribution from such Parent (directly or indirectly), as the case may be, are at least $25.0 million.
“Escrow Account” has the meaning assigned to it in the preamble.
“Escrow Agent” has the meaning assigned to it in the preamble.
“Escrow Agreement” has the meaning assigned to it in the preamble.
“Escrowed Property” has the meaning set forth in the Escrow Agreement.
“Escrow Release Date” has the meaning set forth in the Escrow Agreement.
“Exchange Notes” means Notes, containing terms substantially identical to any Additional Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), that are issued and exchanged for Additional Notes, as may be provided in any Registration Rights Agreement relating to such Additional Notes and this Supplemental Indenture (including any amendment or supplement thereto).
“Exchange Offer” means an offer to exchange Additional Notes, if any, for Exchange Notes pursuant to a Registration Rights Agreement.
“Exchange Offer Registration Statement” means a registration statement relating to an Exchange Offer as may be provided in a Registration Rights Agreement.
“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.
“GAAP” means generally accepted accounting principles in the United States which are in effect on September 27, 2010. At any time after the Issue Date, the Issuers may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuers’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuers shall give notice of any such election made in accordance with this definition to the Trustee.
“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Notes issued under this Supplemental Indenture.
“Guarantee” or “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, measured as the lesser of the aggregate outstanding amount of the Indebtedness so guaranteed and the face amount of the guarantee.
“Guarantor” means the Parent Guarantor and any Subsidiary that executes a supplemental indenture and provides a Subsidiary Guarantee in accordance with Section 4.17 hereof.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)    interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;
(2)    interest rate option agreements, foreign currency exchange agreements, foreign currency swap agreements; and
(3)    other agreements or arrangements designed to protect such Person against fluctuations in interest and currency exchange rates.
“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture and as further amended or supplemented from time to time with respect to the Notes.
“Initial Notes” means the Notes issued on the Issue Date (and any Notes issued in respect thereof pursuant to Section 2.06, 2.07, 2.10, 3.06, 3.09 or 4.16 of this Supplemental Indenture or Section 9.05 of the Base Indenture).
“Initial 2024 Senior Notes” means $2,000,000,000 aggregate principal amount of the Issuer’s 5.75% Senior Notes due 2024 issued on the Issue Date.
“Investment Grade Rating” means a rating equal to or higher than (x) in the case of Moody’s, Baa3 (or the equivalent), (y) in the case of S&P, BBB- (or the equivalent) and (z) in the case of any other Rating Agency, the equivalent rating by such Rating Agency to the ratings described in clauses (x) and (y).
“Investments” means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Issue Date” means November 5, 2014.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of any Additional Notes for use by such Holders in connection with any Exchange Offer.
“Leverage Ratio” means, as to the Company, as of any date, the ratio of:
(1)    the Consolidated Indebtedness for borrowed money (less cash and Cash Equivalents that is unrestricted or is restricted in favor of holders of Indebtedness included in calculating “Consolidated Indebtedness”) of the Company on such date to
(2)    the aggregate amount of Consolidated EBITDA for the Company for the most recently ended fiscal quarter for which internal financial statements are available multiplied by four (the “Reference Period”).
In addition to the foregoing, for purposes of this definition, “Consolidated EBITDA” shall be calculated on a “pro forma” basis after giving effect to:
(1)    for purposes of making the computations referred to above, any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Issuers or any of their Restricted Subsidiaries, during the Reference Period or subsequent to such Reference Period and on or prior to the date of the calculation of the Leverage Ratio shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations (and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Reference Period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into any Issuer or any of their Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed or discontinued operation that would have required adjustment pursuant to this definition, then the Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable Reference Period;
(2)    the incurrence of the Indebtedness or the issuance of the Disqualified Stock or other Preferred Stock (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence or issuance (and the application of the proceeds therefrom) or repayment of other Indebtedness, Disqualified Stock or Preferred Stock, other than the incurrence or repayment of Indebtedness for ordinary working capital purposes, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period; and
(3)    for purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of either Issuer (including cost savings; provided that (x) such cost savings are reasonably identifiable, reasonably attributable to the action specified and reasonably anticipated to result from such actions, and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Issuers to be realized within twelve (12) months).
Notwithstanding anything herein to the contrary, when calculating the Leverage Ratio in connection with a Limited Condition Acquisition, the date of determination of such ratio and of any Default or Event of Default blocker shall, at the option of the Issuers, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such ratio shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Reference Period, and, for the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Issuers or the target company) at or prior to the consummation of the relevant Limited Condition Acquisition and the Issuers have elected to test such ratios on the date the definitive agreements for such Limited Condition Acquisition are entered into, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratio shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided further that if the Issuers elect to have such determinations occur at the time of entry into such definitive agreement, any such transactions shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any ratios hereunder after the date of such agreement and before the consummation of such Limited Condition Acquisition and to the extent baskets were utilized in satisfying any covenants, such baskets shall be deemed utilize.
“Limited Condition Acquisition” means any acquisition, including by way of merger, by the Issuers or one or more of their Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third-party financing.
“Make-Whole Premium” means, with respect to a Note at any redemption date, the greater of:
(i)     1.0% of the principal amount of such Note; and
(ii)     the excess of:
(1)     the present value at such redemption date of (A) the redemption price of such Note on December 1, 2017 (with such redemption prices being those described in the table under Section 3.07) plus (B) all required remaining scheduled interest payments due on such Note through December 1, 2017, other than accrued interest to such redemption date, computed using a discount rate equal to the Treasury Rate plus 50 basis points per annum discounted on a semi-annual bond equivalent basis, over
(2)     the principal amount of such Note on such redemption date.
“Management Fees” means the fees payable to CCI or any other Parent pursuant to the management and mutual services agreements between any Parent of the Company and/or

CCO and between any Parent of the Company and other Restricted Subsidiaries of the Company and pursuant to the limited liability company agreements of certain Restricted Subsidiaries as such management, mutual services or limited liability company agreements exist on the Issue Date (or, if later, on the date any new Restricted Subsidiary is acquired or created), including any amendment or replacement thereof, provided that any such new agreements or amendments or replacements of existing agreements is not more disadvantageous to Holders in any material respect than such management agreements existing on the Issue Date; and further provided that such new, amended or replacement management agreements do not provide for percentage fees, taken together with fees under existing agreements, any higher than 3.5% of CCI’s consolidated total revenues for the applicable payment period.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof or taxes paid or payable as a result thereof (including amounts distributable in respect of owners’, partners’ or members’ tax liabilities resulting from such sale), in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness.
“Non-Recourse Debt” means Indebtedness:
(1)    as to which neither the Company nor any of its Restricted Subsidiaries
(a)    provides any undertaking, agreement or instrument that would constitute Indebtedness;
(b)    is directly or indirectly liable as a guarantor or otherwise; or
(c)    constitutes the lender;
(2)    no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(3)    as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries;
in each case, except to the extent of Investments permitted by Section 4.08 calculated at the time of the making of such Investments.

“Note” or “Notes” has the meaning assigned to it in the preamble and includes the Initial Notes, any Additional Notes and any Exchange Notes.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Other Person” has the meaning assigned to such term in the definition of “Consolidated EBITDA.”
“Parent” means CCH II, CCH I, Charter Holdings, Charter Communications Holding Company, LLC, CCI and/or any direct or indirect Subsidiary of the foregoing 100% of the Capital Stock of which is owned directly or indirectly by one or more of the foregoing Persons, as applicable, and that directly or indirectly beneficially owns 100% of the Capital Stock of the Company, and any successor Person to any of the foregoing. For purposes of the second paragraph of Section 4.07, the term “Parent” shall include any corporate co-obligor if such Parent is a limited liability company or other association not taxed as a corporation.
“Permitted Investments” means:
(1)    any Investment in the Company or by the Company in the Company or in a Restricted Subsidiary of the Company, or any Investment by a Restricted Subsidiary of the Company in the Company or in another Restricted Subsidiary of the Company;
(2)    any Investment in Cash Equivalents;
(3)    any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:
(a)    such Person becomes a Restricted Subsidiary of the Company; or
(b)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
(4)    any Investment made as a result of the receipt of non-cash consideration from any Asset Sale that was made pursuant to and in compliance with Section 4.11;
(5)    any Investment made out of the net cash proceeds of the issue and sale after the Issue Date (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company (or cash contributions to the equity capital of the Company) to the extent that such net cash proceeds have not been applied to make a Restricted Payment or to effect other transactions pursuant to Section 4.07 hereof (with the amount of usage of the basket in this clause (5) being determined net of the aggregate amount of principal, interest, dividends, distributions, repayments, proceeds or other value otherwise returned or recovered in respect of any such Investment, but not to exceed the initial amount of such Investment);

(6)    other Investments in any Person (other than any Parent) having an aggregate fair market value, when taken together with all other Investments in any Person made by the Company and its Restricted Subsidiaries (without duplication) pursuant to this clause (6) from and after the Issue Date, not to exceed $1,100.0 million (initially measured on the date each such Investment was made and without giving effect to subsequent changes in value, but reducing the amount outstanding by the aggregate amount of principal, interest, dividends, distributions, repayments, proceeds or other value otherwise returned or recovered in respect of any such Investment, but not to exceed the initial amount of such Investment) at any one time outstanding;
(7)    Investments in customers and suppliers in the ordinary course of business which either (A) generate accounts receivable or (B) are accepted in settlement of bona fide disputes;
(8)     Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(9)    any Investment (other than an Investment in a Restricted Subsidiary) existing or pursuant to agreements or arrangements in effect, on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under this Supplemental Indenture;
(10)    Investments received as a result of a bankruptcy, workout, reorganization or recapitalization of customers or suppliers;
(11)    as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(12)    any Investment represented by Hedging Obligations not entered into for speculative purposes;
(13)    loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other expenses, in each case incurred in the ordinary course of business or to finance the purchase of Equity Interests of the Company or any Parent and in an amount not to exceed $25.0 million at any one time outstanding;
(14)    Investments the payment for which consists of Equity Interests of the Company or any Parent (exclusive of Disqualified Stock of the Company);
(15)    Guarantees of Indebtedness permitted by Section 4.10;
(16)    Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pur-

suant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;
(17)    Investments consisting of the non-exclusive licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;
(18)    the creation of Liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with Section 4.14;
(19)    Investments consisting of earnest money deposits acquired in connection with a purchase agreement or other acquisitions to the extent not otherwise prohibited under this Supplemental Indenture; and
(20)    without duplication of amounts that otherwise increased the amount available under one or more of the foregoing categories of Permitted Investments, investments made from the proceeds from any dividend or distribution by an Unrestricted Subsidiary to the Company or any of its Restricted Subsidiaries.
“Permitted Liens” means:
(1)    Liens on the assets of, or Equity Interests in, a Restricted Subsidiary of the Company securing Indebtedness and other Obligations under any of the Credit Facilities of such Restricted Subsidiary;
(2)    Liens in favor of the Company;
(3)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;
(4)    Liens on property existing at the time of acquisition thereof by the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;
(5)    Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(6)    purchase money mortgages or other purchase money Liens (including, without limitation, any Capital Lease Obligations) incurred by the Company upon any fixed or capital assets acquired after the Issue Date or purchase money mortgages (including without limitation Capital Lease Obligations) on any such assets, whether or not assumed, existing at the time of acquisition of such assets, whether or not assumed, so long as
(i)    such mortgage or Lien does not extend to or cover any of the assets of the Company, except the asset so developed, constructed, or acquired, and directly related as-

sets such as enhancements and modifications thereto, substitutions, replacements, proceeds (including insurance proceeds), products, rents and profits thereof, and
(ii)    such mortgage or Lien secures the obligation to pay all or a portion of the purchase price of such asset, interest thereon and other charges, costs and expenses (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement, and migration) and is incurred in connection therewith (or the obligation under such Capital Lease Obligation) only;
(7)    Liens existing on the Issue Date and replacement Liens therefor that do not encumber additional property;
(8)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(9)    statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;
(10)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;
(11)    Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligation, bankers’ acceptance, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);
(12)    easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;
(13)    Liens of franchisors or other regulatory bodies arising in the ordinary course of business;
(14)    Liens arising from filing Uniform Commercial Code financing statements regarding leases or other Uniform Commercial Code financing statements for precautionary purposes relating to arrangements not constituting Indebtedness;

(15)    Liens arising from the rendering of a final judgment or order against the Company or any of its Restricted Subsidiaries that does not give rise to an Event of Default;
(16)    Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;
(17)    Liens encumbering customary initial deposits and margin deposits, and other Liens, in each case, securing Indebtedness under Hedging Obligations and forward contracts, options, future contracts, future options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;
(18)    Liens consisting of any interest or title of licensor in the property subject to a license;
(19)    Liens on the Capital Stock of Unrestricted Subsidiaries;
(20)    Liens arising from sales or other transfers of accounts receivable which are past due or otherwise doubtful of collection in the ordinary course of business;
(21)    Liens incurred with respect to obligations which in the aggregate do not exceed the greater of (i) $90.0 million or (ii) 1.0% of Consolidated Net Tangible Assets at any one time outstanding;
(22)    Liens in favor of the Trustee arising under the provisions of Section 7.07 of this Supplemental Indenture and similar provisions in favor of trustees or other agents or representatives under indentures or other agreements governing debt instruments entered into after the date hereof;
(23)    Liens in favor of the Trustee for its benefit and the benefit of Holders as their respective interests appear; and
(24)    Liens securing Permitted Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was secured or was permitted to be secured by such Liens.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used within 60 days after the date of issuance thereof, to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that, unless otherwise permitted by this Supplemental Indenture, no Indebtedness of any Restricted Subsidiary (other than, for the avoidance of doubt, a corporate co-issuer whose primary purpose is to act as a co-issuer and any Restricted Subsidiary that is a Guarantor) may be issued in exchange for, nor may the net proceeds of Indebtedness be used to extend, refinance, renew, replace, defease or refund, Indebtedness of the direct or indirect parent of such Restricted Subsidiary; provided, further, that:

(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses incurred in connection therewith), except to the extent that any such excess principal amount (or accreted value, as applicable) would be then permitted to be incurred by other provisions of Section 4.10;
(2)    such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
(3)    if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which, by its terms, is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(i)(a) to be placed on all Additional Notes issued under this Supplemental Indenture except where otherwise permitted by the provisions of this Supplemental Indenture.
“Productive Assets” means assets (including assets of a referent Person owned directly or indirectly through ownership of Capital Stock) of a kind used or useful in the Cable Related Business.
“Prospectus” means that certain preliminary prospectus supplement, dated October 29, 2014, as supplemented by the free writing prospectus, dated October 29, 2014.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.
“Rating Agencies” means (i) each of Moody’s, S&P and Fitch Ratings Ltd.; and (ii) if any of Moody’s, S&P or Fitch Ratings Ltd. ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as amended, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s, S&P, Fitch Ratings Ltd. or each of them, as the case may be.

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control and (b) the occurrence of a Change of Control and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Ratings Event” means a downgrade by one or more gradations (including gradations within ratings categories as well as between rating categories) or withdrawal of the rating of the Notes within the Ratings Decline Period by two or more Rating Agencies (unless the applicable Rating Agency shall have put forth a written statement to the effect that such downgrade is not attributable in whole or in part to the applicable Change of Control) following which (except in the case of a withdrawal of a rating) the rating of the Notes by each such Rating Agency is below such Rating Agency’s rating of the Notes on the Issue Date.

“Reference Period” has the meaning assigned to such term in the definition of “Leverage Ratio.”
“Register” means a register in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of the Notes and of transfers and exchanges of such Notes which the Issuers shall cause to be kept at the appropriate office of the Registrar in accordance with Section 2.03.
“Registration Rights Agreement” means any registration rights agreement among the Issuer and the initial purchasers named therein with respect to any Additional Notes.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Legend deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Additional Notes initially sold in reliance on Rule 903 of Regulation S.
“Regulation S Legend” means the legend set forth in Section 2.06(g)(iii) which is required to be placed on all Regulation S Global Notes issued under this Supplemental Indenture.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Additional Notes initially sold in reliance on Rule 144A.
“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Shelf Registration Statement” means a “shelf” registration statement providing for the registration and the sale on a continuous or delayed basis of any Additional Notes as may be provided in any Registration Rights Agreement.
“Special Interest” means special or additional interest in respect of the Notes that is payable by the Issuers as liquidated damages upon specified registration defaults pursuant to any Registration Rights Agreement.
“Special Mandatory Redemption” has the meaning assigned to it in the Escrow Agreement.
“Supplemental Indenture” has the meaning assigned to it in the preamble to this Supplemental Indenture.
“Taxable Purchase” has the meaning assigned to it in the Acquisition Agreement.
“Total Assets” means the total assets of the Issuers and their Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuers.
“Treasury Rate” means, for any date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the applicable redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the applicable redemption date to December 1, 2017, provided, however, that if the period from the applicable redemption date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the applicable redemption date to December 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.
“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing the Initial Notes or any Additional Notes that do not bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company or CCI as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:
(1)    has no Indebtedness other than Non-Recourse Debt;
(2)    is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or any Restrict-

ed Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company unless such terms constitute Investments permitted under Section 4.08 and Permitted Investments or Asset Sales permitted under Section 4.11; and
(3)    does not own any Capital Stock of any Restricted Subsidiary of the Company.
Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08. The Board of Directors of the Company or CCI may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:
(1)    such Indebtedness is permitted under Section 4.10 calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and
(2)    no Default or Event of Default would be in existence immediately following such designation.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or comparable governing body of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding common equity interests or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.
Section 1.02         Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.13

“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.16
“Change of Control Payment”	4.16
“Change of Control Payment Date”	4.16
“Covenant Defeasance”	8.03
“DTC”	2.03
“Excess Proceeds”	4.11
“Guaranteed Indebtedness”	4.17
“incur”	4.10
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.10
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Subsidiary Guarantee”	4.17

ARTICLE 2

THE NOTES

With respect to the Notes only, Article 2 of the Base Indenture is hereby replaced with the following:
Section 2.01    Form and Dating. General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or this Supplemental Indenture. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Issuer, the Parent Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.
(b)Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)Form of Initial Notes, Etc. All Initial Notes issued on the Issue Date are to be initially represented by one or more Unrestricted Global Notes.

(d)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or, in each case, equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02    Execution and Authentication. Two Officers shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature (which may be by facsimile) of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.
At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount of $1,500,000,000, (ii) Additional Notes from time to time for original issue in aggregate principal amount specified by the Issuer and (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Additional Notes, in each case specified in clauses (i) through (iii) above, upon a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether such Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as one or more Global Notes and such other information as the Issuer may include or the Trustee may reasonably request. The aggregate principal amount of Notes which may be authenticated and delivered under this Supplemental Indenture is unlimited.
On the Issue Date, the Issuer will issue Initial Notes in $1,500,000,000 aggregate principal amount in the form of one or more Unrestricted Global Notes. Any Additional Notes offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) thereunder or Rule 144A shall be issued as one or more Rule 144A Global Notes. Any Additional Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued as one or more Regulation S Global Notes.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03    Registrar and Paying Agent. The Issuer shall maintain an office or agency in the Borough of Manhattan, the City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). Until otherwise designated by the Issuer, the Issuer’s office or agency in New York shall be the office of the Trustee maintained for such purpose. The Registrar shall keep the Register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Issuer. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Supplemental Indenture, which shall incorporate any applicable terms of the TIA. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Supplemental Indenture. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust. Principal of, premium, if any, and interest on the Notes will be payable at the office of the Paying Agent or, at the option of the Issuer, payment of interest may be made by check mailed to Holders at their respective addresses set forth in the Register; provided, all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name or held by the Depositary shall be made by wire transfer of immediately available funds to accounts specified by the Holder prior to 10:00 a.m., New York time, on each due date of the principal and interest on any Note. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06    Transfer and Exchange.

(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuer for Definitive Notes if:

(i)the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(ii)the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(iii)there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, beneficial interests in any Regulation S Global Notes may be held only through Euroclear or Clearstream unless transferred in accordance with Section 2.06(b)(iii)(A). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(C)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(D)instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above.

Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(i) thereof; or
(2)    if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(i) thereof (provided that any such beneficial interest in Regulation S Global Note shall not be so exchangeable until after the expiration of the 40-day distribution compliance period set forth in Regulation S);

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(i) thereof;

(E)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(iv) thereof, if applicable;

(F)if such beneficial interest is being transferred to the Issuer, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ii) thereof; or

(G)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(iii) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder of such beneficial inter-

est, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(ii) thereof; or
(2)    if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a bene-

ficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(ii) thereof;

(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such Restricted Definitive Note is being transferred to a Non- U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(i) thereof;

(E)if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ii) thereof; or

(G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(iii) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (A) above, the appropriate Restricted Global Note, in the case of subparagraph (B) above, the Rule 144A Global Note or, in the case of subparagraph (C) above, the Regulation S Global Note.

(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(iii) thereof; or
(2)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the

Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(2)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the relevant Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the relevant Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the relevant Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

(g)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture:

(i)Private Placement Legend.

(A)Except as permitted by subparagraph (B) below, each Restricted Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUEST), (II) TO THE ISSUER, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.
(B)Notwithstanding the foregoing, any Initial Note and any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE SUPPLEMENTAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
(iii)Regulation S Legend. Each Regulation S Global Note should bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE

MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
(h)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)General Provisions Relating to Transfers and Exchanges.

(i)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer’s order or at the Registrar’s request.

(ii)No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.09, 4.11, 4.16 and 9.05).

(iii)The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)The Issuer shall not be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving pay-

ment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Supplemental Indenture and/or applicable United States Federal or state securities law.

(x)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi)Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(xii)Notwithstanding anything contained herein, any transfers, replacements or exchanges of Notes, including as contemplated in this Article 2, shall not be deemed to be an incurrence of Indebtedness.

Section 2.07    Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
Every replacement Note is an additional legally binding obligation of the Issuer and shall be entitled to all of the benefits of this Supplemental Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Supplemental Indenture, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlled by or under direct or indirect common control with the Issuer or, if the TIA is applicable to this Supplemental Indenture, to the extent required by the TIA, any person controlling the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
Section 2.10    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Supplemental Indenture.
Section 2.11    Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for regis-

tration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuer may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.
Section 2.12    Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, which interest on defaulted interest shall accrue until the defaulted interest is deemed paid hereunder, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13    CUSIP Numbers.

The Issues in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.
ARTICLE 3

REDEMPTION AND PREPAYMENT

With respect to the Notes only, Article 3 of the Base Indenture is hereby replaced with the following:
Section 3.01    Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Supplemental Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price; provided that the Issuer shall notify the Trustee 5 days prior to any such redemption, which notice period may be waived by the Trustee.

Section 3.02    Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes for redemption, on a pro rata basis, by lot or in accordance with any other method as the Trustee shall deem appropriate, if the Notes are held in global form, the Notes shall be selected for redemption by the depositary in accordance with their applicable procedures.

In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of a Holder’s Notes are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03    Notice of Redemption.

Subject to the provisions of Section 3.09, at least 30 days (or, in the case of a redemption, pursuant to Section 3.07(d), 10 days) but not more than 60 days before a redemption date, the Issuer shall transmit or cause to be transmitted, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
The notice shall identify the Notes to be redeemed and shall state:
(a)the redemption date;

(b)the redemption price;

(c)if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)the name and address of the Paying Agent;

(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption and redeemed ceases to accrue on and after the redemption date;

(g)the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(i)any conditions to the Issuer’s obligations to redeem the Notes as contemplated by Section 3.04.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as to which the Trustee may agree in its sole discretion), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04    Effect of Notice of Redemption.

Once notice of redemption is transmitted in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price; provided that any redemption or notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering, issuance of Indebtedness, or other corporate transaction or event and notice of any redemption in respect thereof may be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied; provided, however, that any such conditions precedent shall be set forth in the notice of redemption and that such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.
Section 3.05    Deposit of Redemption Price.

At or prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06    Notes Redeemed in Part.

No Notes of $2,000 principal amount or less shall be redeemed in part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer’s written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07    Optional Redemption.

(a)Except as set forth in Section 3.07(b), (c) and (d), the Issuer shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to December 1, 2017. Following the Escrow Release Date, the Issuer shall have the option to redeem the Notes, from and after December 1, 2017, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount of the Notes) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve month period beginning on December 1 of the years indicated below:

Year	Percentage
2017	104.1250%
2018	102.7500%
2019	101.3750%
2020 and thereafter	100.0000%

(b)From and after the Escrow Release Date, at any time prior to December 1, 2017, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes (including the principal amount of any Additional Notes), at a redemption price of 105.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(i)at least 60% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes) issued under this Supplemental Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and

(ii)the redemption must occur within 180 days of the date of the closing of such Equity Offering.

(c)From and after the Escrow Release Date, at any time and from time to time prior to December 1, 2017, the Issuer may redeem outstanding Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, on such Notes to the redemption date plus the Make-Whole Premium.

(d)In the event that the Issuer has made a Change of Control Offer pursuant to Section 4.16, and have purchased not less than 90% of the then outstanding Notes pursuant to such Change of Control Offer, the Issuer may, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the applicable Change of Control Payment Date, redeem all of the Notes that remain outstanding following such Change of Control Payment Date at a redemption price equal to 101% of the principal amount of the Notes so redeemed plus accrued and unpaid interest on the Notes so redeemed to the redemption date.

Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06.
Section 3.08    Mandatory Redemption.

Except as otherwise provided in Section 3.10, Section 4.11 or Section 4.16 below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.
Section 3.09    Offer to Purchase by Application of Excess Proceeds.

In the event that the Issuer shall be required to commence an offer to all Holders to purchase Notes pursuant to Section 4.11 (an “Asset Sale Offer”), they shall follow the procedures specified below.
The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.11 (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. Unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date.
If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Special Interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
Upon the commencement of an Asset Sale Offer the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
(a)that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.11 and the length of time the Asset Sale Offer shall remain open;

(b)the Offer Amount, the purchase price and the Purchase Date;

(c)that any Note not tendered or accepted for payment shall continue to accrue interest;

(d)that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(e)that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum denominations of $2,000 and in multiple integrals of $1,000 in excess thereof only;

(f)that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer the Note by book-entry transfer, to the Issuer, the Depositary or the Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof, shall be purchased); and

(i)that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.
Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.10    Special Mandatory Redemption

In the event a Special Mandatory Redemption Event occurs, the Trustee shall apply (or cause a paying agent to apply) a portion of the proceeds of Escrowed Property received by the Trustee pursuant to the Escrow Agreement sufficient to redeem all Notes (the “Special Mandatory Redemption”) on the fourth Business Day following the Special Mandatory Redemption Event (the “Special Mandatory Redemption Date”) or as otherwise required by the applicable procedures of DTC, at a redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest from the Issue Date or the most recent date to which interest has been paid or duly provided for on the Notes, as the case may be, to, but excluding, the Special Mandatory Redemption Date. On the Special Mandatory Redemption Date, the Trustee will pay to the Issuer any Escrowed Property in excess of the amount necessary to effect the Special Mandatory Redemption and any Special Mandatory Redemption of the Initial 2024 Senior Notes.

ARTICLE 4
COVENANTS
From and after the Escrow Release Date (except with respect to Sections 4.04 and 4.06 which shall apply from and after the Issue Date), with respect to the Notes only, the following Sections 4.03 through 4.19 are hereby added to Article 4 of the Base Indenture:
Section 4.03    Reports.

Whether or not required by the Commission, so long as any Notes are outstanding, the Issuers shall furnish to Holders and the Trustee, within the time periods specified in the Commission’s rules and regulations:
(1)    all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and, with respect to the annual information only, a report on the annual consolidated financial statements of the Company by its independent public accountants; and
(2)    all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.
If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Notwithstanding anything to the contrary set forth above, for so long as the Issuers are direct or indirect wholly-owned Subsidiaries of any Parent (or other Person which, directly or indirectly, owns 100% of the outstanding common equity interests of the Issuers), if such Parent (or other Person which, directly or indirectly, owns 100% of the outstanding common equity interests of the Issuers) has provided a guarantee with respect to the Notes and has furnished Holders and filed electronically with the Securities and Exchange Commission, the reports described in the preceding paragraphs with respect to such Parent (or other Person which, directly or indirectly, owns 100% of the outstanding common equity interests of the Issuers) (including any consolidating financial information required by Regulation S-X relating to the Issuers), the Issuers shall be deemed to be in compliance with the provisions of this Section 4.03.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).
Section 4.04    Compliance Certificate.

(a)The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year have been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Supplemental Indenture and the Base Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Supplemental Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Supplemental Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

(b)The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05    Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to Holders.

Section 4.06    Stay, Extension and Usury Laws.

Each of the Issuers covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Supplemental Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07    Restricted Payments.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(a)declare or pay any dividend or make any other payment or distribution on account of its or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (x) solely in Equity Interests (other than Disqualified Stock) of the Company or (y) in the case of the Company and its Restricted Subsidiaries, to the Company or a Restricted Subsidiary thereof);

(b)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company or any direct or indirect Parent of the Company or any Restricted Subsidiary of the Company (other than, in the case of the Company and its Restricted Subsidiaries, any such Equity Interests owned by the Company or any of its Restricted Subsidiaries); or

(c)make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company (other than intercompany Indebtedness among the Company and its Restricted Subsidiaries that is permitted to be incurred under this Supplemental Indenture) that is subordinated to the Notes, except a payment of interest or principal at the Stated Maturity thereof

(all such payments and other actions set forth in clauses (a) through (c) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(1)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(2)    the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter period, have been permitted to incur at least $1.00 of addi-

tional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10; and
(3)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries from and after April 1, 2010 (excluding Restricted Payments permitted by clauses (2) through (16) of the next succeeding paragraph and made on or after April 1, 2010), shall not exceed, at the date of determination, the sum of:
(a)    an amount equal to 100% of the Consolidated EBITDA of the Company for the period beginning on the first day of the fiscal quarter commencing April 1, 2010 to the end of the Company’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.3 times the Consolidated Interest Expense of the Company for such period, plus
(b)    an amount equal to 100% of Capital Stock Sale Proceeds (reduced for purpose of this clause (b) by (A) any amount of such Capital Stock Sale Proceeds (i) used in connection with an Investment made on or after the Issue Date pursuant to clause (5) of the definition of “Permitted Investments,” (ii) applied to make a Restricted Payment pursuant to clause (2) or sub-clause (y)(2) of clause (9) or clause (14) below, or (iii) relied upon for purposes of incurring Contribution Indebtedness and (B) the amount of Restricted Payments made pursuant to sub-clause (A)(i), (B) or (C) of clause (8) and sub-clause (y)(1) of clause (9) below, in each case, by an amount not to exceed the amount of Capital Stock Sale Proceeds from any Charter Subsidiary Refinancing Indebtedness or Charter Parent Refinancing Indebtedness), plus

(c)    $2,000.0 million.
The preceding provisions shall not prohibit:
(1)    the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Supplemental Indenture;
(2)    the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock);
(3)    the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any of its Restricted Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(4)    the payment of any dividend or distribution to the extent necessary to permit direct or indirect beneficial owners of shares of Capital Stock of the Company to pay federal, state or local income tax liabilities that would arise solely from income of the Company or any of its Restricted Subsidiaries, as the case may be, for the relevant taxable period being attributable to them;

(5)    the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
(6)    the repurchase, redemption or other acquisition or retirement for value, or the payment of any dividend or distribution to the extent necessary to permit the repurchase, redemption or other acquisition or retirement for value, of any Equity Interests of the Company or a Parent of the Company held by any member of the Company’s or such Parent’s management pursuant to any management equity subscription agreement or stock option agreement entered into in accordance with the policies of the Company or any Parent; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $50.0 million in any fiscal year of the Issuers;
(7)    payment of fees in connection with any acquisition, merger or similar transaction in an amount that does not exceed an amount equal to 1.25% of the transaction value of such acquisition, merger or similar transaction;
(8)    (A) additional Restricted Payments directly or indirectly to any Parent (i) for the purpose of enabling any Parent to pay interest when due on Indebtedness under any Charter Parent Refinancing Indebtedness or (ii) so long as no Default has occurred and is continuing and the Company would have been permitted, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10, consisting of dividends or distributions to the extent required to enable any Charter Parent Refinancing Subsidiary to defease, redeem, repurchase, prepay, repay, discharge or otherwise acquire or retire for value Indebtedness under any Charter Parent Refinancing Indebtedness (including any expenses and fees incurred by any Parent in connection therewith); (B) so long as no Default has occurred and is continuing, Restricted Payments used to defease, redeem, repurchase, prepay, repay, discharge or otherwise acquire or retire for value Indebtedness under any Charter Parent Refinancing Indebtedness or consisting of purchases, redemptions or other acquisitions by the Company or its Restricted Subsidiaries of Indebtedness under any Charter Parent Refinancing Indebtedness (including any expenses and fees incurred by the Company and its Restricted Subsidiaries in connection therewith) and the distribution, loan or investment to any Parent of Indebtedness so purchased, redeemed or acquired, or (C) Restricted Payments for the purpose of enabling any Parent to (i) pay interest when due on Indebtedness under any Charter Subsidiary Refinancing Indebtedness or (ii) to defease, redeem, repurchase, prepay, repay, discharge or otherwise acquire or retire for value Indebtedness under any Charter Subsidiary Refinancing Indebtedness (including any expenses and fees incurred by the Company and its Restricted Subsidiaries in connection therewith);
(9)    Restricted Payments directly or indirectly to any Parent regardless of whether a Default exists (other than an Event of Default under paragraph (1), (2), (7) or (8) of Section 6.01), for the purpose of enabling such Person (A) to pay interest on and (B) so long as the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the begin-

ning of the applicable quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10 to defease, redeem, repurchase, prepay, repay, discharge or otherwise acquire or retire, in each case, Indebtedness of such Parent (x) which is not held by another Parent and (y) to the extent that the net cash proceeds of such Indebtedness are or were used for the (1) payment of interest or principal (or premium) on any Indebtedness of a Parent (including (A) by way of a tender, redemption or prepayment of such Indebtedness and (B) amounts set aside to prefund any such payment), (2) direct or indirect (including by way of a contribution of property and/or assets purchased with such net cash proceeds) Investment in the Company or any of its Restricted Subsidiaries or (3) payment of amounts that would be permitted to be paid by way of a Restricted Payment under clause (10) immediately below (including the expenses of any exchange transaction);
(10)    Restricted Payments directly or indirectly to any Parent of (A) attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses (including any commitment and other fees payable in connection with Credit Facilities) actually incurred in connection with any issuance, sale or incurrence by such Parent of Equity Interests or Indebtedness, or any exchange of securities or tender for outstanding debt securities, or (B) the costs and expenses of any offer to exchange privately placed securities in respect of the foregoing for publicly registered securities or any similar concept having a comparable purpose;
(11)    the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or Indebtedness of the Issuers or any Equity Interests of any direct or indirect parent of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to an Issuer or a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent of the Company (in each case, other than any Disqualified Stock);
(12)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuers or any Restricted Subsidiary issued in accordance with Section 4.10;
(13)    so long as no Default has occurred and is continuing, other Restricted Payments in an aggregate amount outstanding taken together with all other Restricted Payments made pursuant to this clause (13) not to exceed $100.0 million outstanding at any one time;
(14)    Restricted Payments to pay all or a portion of the consideration payable for any Investment that would have been permitted to be made by the Issuers under this Indenture including the consideration payable in the Taxable Purchase, including, without limitation, (x) the true up payment with respect to the Taxable Purchase, and (y) the payment required to be made to Comcast for the value of the step-up obtained as a result of the Taxable Purchase, as provided in the Acquisition Agreement, provided that (x) the assets or Equity Interests acquired in such Investment (to the extent of amounts distributed by the Issuers to make such Investment) are promptly contributed to the capital of the Company;

(15)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Restricted Payments; provided that the Leverage Ratio, after giving pro forma effect to such Restricted Payment, is less than or equal to 3.50:1.00; and
(16)    any distributions to any Parent to permit such Parent to pay (i) attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses (including any commitment and other fees payable in connection with credit facilities) actually incurred in connection with any issuance, sale or incurrence by such Parent of Equity Interests or Indebtedness, any exchange of securities or a tender for outstanding debt securities or any actual or proposed Investment, (ii) the costs and expenses of any offer to exchange privately placed securities in respect of the foregoing for publicly registered securities or any similar concept having a comparable purpose or (iii) other administrative expenses (including legal, accounting, other professional fees and costs, printing and other such fees and expenses) incurred in the ordinary course of business, in an aggregate amount in the case of this clause (iii) not to exceed $5,000,000 in any fiscal year.
The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or any of its Restricted Subsidiaries pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of the Company, whose resolution with respect thereto shall be delivered to the Trustee. Such Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $100.0 million.
Not later than the date of making any Restricted Payment other than in the form of cash having a fair market value in excess of $25.0 million, the Issuers shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Supplemental Indenture.
For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment, when made, met the criteria of more than one of the categories described in clauses (1) through (16) above, or was permitted pursuant to the first paragraph of this Section 4.07, the Issuers will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.
Section 4.08    Investments.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)    make any Restricted Investment; or

(2)    allow any of its Restricted Subsidiaries to become an Unrestricted Subsidiary, unless, in each case:
(a)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and
(b)    the Company would, at the time of, and after giving effect to, such Restricted Investment or such designation of a Restricted Subsidiary as an Unrestricted Subsidiary, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10.
An Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary if such redesignation would not cause a Default.
Section 4.09    Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:
(a)    pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;
(b)    make loans or advances to the Company or any of its Restricted Subsidiaries; or
(c)    transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:
(1)    Existing Indebtedness as in effect on the Issue Date (including, without limitation, Indebtedness under any of the Credit Facilities) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the most restrictive Existing Indebtedness, as in effect on the Issue Date;
(2)    this Supplemental Indenture and the Notes;
(3)    applicable law, rule, regulation or order;

(4)    any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Supplemental Indenture to be incurred;
(5)    customary non-assignment provisions in leases, franchise agreements and other commercial agreements entered into in the ordinary course of business and consistent with past practices;
(6)    purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding paragraph;
(7)    any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;
(8)    Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(9)    Liens securing Indebtedness or other obligations otherwise permitted to be incurred under Section 4.14 that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;
(10)    provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements;
(11)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(12)    restrictions contained in the terms of Indebtedness permitted to be incurred under Section 4.10; provided that such restrictions are no more restrictive, taken as a whole, than the terms contained in the most restrictive, together or individually of the Credit Facilities as in effect on the Issue Date;
(13)    restrictions that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and that the management of the Company determines, at the time of such financing, will not materially impair the Issuers’ ability to make payments as required under the Notes; and
(14)    any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refi-

nancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers, not materially more restrictive taken as a whole with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 4.10    Incurrence of Indebtedness and Issuance of Preferred Stock.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock or Preferred Stock, provided that the Company or any of its Restricted Subsidiaries may incur Indebtedness (including for the avoidance of doubt Acquired Debt) or the Company may issue Disqualified Stock and Restricted Subsidiaries may issue Preferred Stock if the Leverage Ratio of the Company and its Restricted Subsidiaries would have been not greater than 6.0 to 1.0 and in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of the most recently ended fiscal quarter.
The first paragraph of this Section 4.10 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(1)    the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding under this clause (1) for all Credit Facilities of the Company and its Restricted Subsidiaries after giving effect to such incurrence does not exceed an amount equal to $1,500.0 million;
(2)    the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness (including Indebtedness outstanding under Credit Facilities on the Issue Date);
(3)    the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Notes (other than any Additional Notes and the Initial 2024 Senior Notes);
(4)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement, and migration) of Productive Assets of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount not to exceed the greater of (i) $600.0 million and (ii) 5.0% of Consolidated Net Tangible Assets at any time outstanding pursuant to this clause (4);
(5)    the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, in whole or in part, Indebtedness (other than intercompany Indebtedness) that was permitted by this Supplemental Indenture to be incurred under this clause (5), the first paragraph of this Section 4.10 or clauses (2), (3), (9) or (12) of this second paragraph;
(6)    the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that:
(a)    if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and
(b)    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness that was not permitted by this clause (6);
(7)    the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations (other than for speculative purposes);
(8)    the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.10;
(9)    Acquired Debt or Disqualified Stock of a Person that becomes, or is merged into, a Restricted Subsidiary or any Issuer; provided, however, that after giving pro forma effect thereto as if such acquisition or merger had been made at the beginning of the applicable quarter period, the Leverage Ratio of the Company and its Restricted Subsidiaries is equal to or less than immediately prior to such transaction;
(10)    the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or Preferred Stock in an aggregate principal amount at any time outstanding under this clause (10), not to exceed the greater of (i) $600.0 million and (ii) 5.0% of Consolidated Net Tangible Assets;
(11)    the accretion or amortization of original issue discount and the write up of Indebtedness in accordance with purchase accounting;
(12)    Contribution Indebtedness;

(13)    Indebtedness arising from agreements of any Issuer or a Restricted Subsidiary providing for and to the extent of indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; and
(14)    Indebtedness from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 10 business days of its incurrence.
In the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (14) of the second paragraph of this Section 4.10 or is entitled to be incurred pursuant to the first paragraph of this Section 4.10, the Issuers, in their sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or the first paragraph of this Section 4.10. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to any category of permitted Indebtedness described in clauses (1) through (14) above or pursuant to the first paragraph of this Section 4.10 so long as such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be incurred pursuant to such provision at the time of reclassification. At the time of incurrence, the Issuers will be entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described above in this Section 4.10.

Section 4.11    Limitation on Asset Sales.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)    the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;
(2)    such fair market value is determined by the Board of Directors of the Company; and
(3)    at least 75.0% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or readily marketable securities.
For purposes of this Section 4.11, each of the following shall be deemed to be cash:

(a)    any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary thereof (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;
(b)    any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the recipient thereof into cash, Cash Equivalents or readily marketable securities within 180 days after receipt thereof (to the extent of the cash, Cash Equivalents or readily marketable securities received in that conversion);
(c)    Productive Assets; and
(d)    any Designated Noncash Consideration received by the Issuers or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of (i) $1,000.0 million and (ii) 3.0% of Total Assets, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.
Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or a Restricted Subsidiary thereof may apply such Net Proceeds at its option:
(1)    to repay or otherwise retire debt under the Credit Facilities or any other Indebtedness of the Restricted Subsidiaries of the Company (other than Indebtedness represented solely by a guarantee of a Restricted Subsidiary of the Company); or
(2)    to invest in Productive Assets; provided that any such amount of Net Proceeds which the Company or a Restricted Subsidiary thereof has committed to invest in Productive Assets within 365 days of the applicable Asset Sale may be invested in Productive Assets within two years of such Asset Sale.
The amount of any Net Proceeds received from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $250 million, the Company shall make an Asset Sale Offer to all Holders and all holders of other Indebtedness that is of equal priority with the Notes containing provisions requiring offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Indebtedness of equal priority that may be purchased out of the Excess Proceeds, which amount includes the entire amount of the Net Proceeds. The offer price in any Asset Sale Offer shall be payable in cash and equal to 100.0% of the principal amount of the subject Notes plus accrued and unpaid interest, if any, to the date of purchase. If the aggregate principal amount of Notes and such other Indebtedness of equal priority tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes (on as nearly a pro rata basis as possible among the

Notes subject to DTC procedures) and such other Indebtedness of equal priority to be purchased on a pro rata basis.
If any Excess Proceeds remain after consummation of an Asset Sale Offer, then the Company or any Restricted Subsidiary thereof may use such remaining Excess Proceeds for any purpose not otherwise prohibited by this Supplemental Indenture. Upon completion of any Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
In the event that the Company shall be required to commence an offer to Holders to purchase Notes pursuant to this Section 4.11, it shall follow the procedures specified in Sections 3.09.
Section 4.12    [Reserved].

Section 4.13    Transactions with Affiliates.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
(1)    such Affiliate Transaction is on terms, taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
(2)    the Company delivers to the Trustee:
(a)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration given or received by the Company or any such Restricted Subsidiary in excess of $25.0 million, a resolution of the Board of Directors of the Company or CCI set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.13 and that such Affiliate Transaction has been approved by a majority of the members of such Board of Directors; and
(b)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration given or received by the Company or any Restricted Subsidiary in excess of $100.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:
(1)    any existing employment agreement entered into by the Company or any of its Subsidiaries and any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2)    transactions between or among the Company and/or its Restricted Subsidiaries;
(3)    payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company and customary indemnification and insurance arrangements in favor of directors and officers, regardless of affiliation with the Company or any of its Restricted Subsidiaries;
(4)    payment of Management Fees;
(5)    Restricted Payments that are permitted by Section 4.07 and Restricted Investments that are permitted by Section 4.08;
(6)    Permitted Investments;
(7)    transactions pursuant to, and the performance of, agreements existing on the Issue Date, as in effect on the Issue Date, or as subsequently modified, supplemented, or amended, to the extent that any such modifications, supplements or amendments complied with the applicable provisions of the first paragraph of this Section 4.13;
(8)    the assignment and assumption of contracts (which contracts are entered into prior to the Issue Date on an arms-length basis in the ordinary course of business of the relevant Parent), reasonably related to the business of the Company and the assignment and assumption of which would not result in the incurrence of any Indebtedness by the Company or any Restricted Subsidiary to a Restricted Subsidiary by a Parent;
(9)    transactions with a Person that is an Affiliate solely as a result of the fact that the Company or a Restricted Subsidiary controls or otherwise owns Equity Interests of such Person;
(10)    equity contributions in, and the issuance of Equity Interests of, the Company; and
(11)    any (x) purchases of any class of Indebtedness from, or lending of any class of Indebtedness to, the Company or any of its Restricted Subsidiaries so long as the amount of Indebtedness of such class purchased or loaned by such Affiliates does not exceed 25% of the applicable class of Indebtedness offered to non-Affiliate investors generally and (y) repurchases, redemptions or other retirements for value by the Company or any of its Restricted Subsidiaries of Indebtedness of any class held by any Affiliate of the Company so long as such repurchase, redemption or other retirement for value is on the same terms as are made available to investors holding such class of Indebtedness generally and Affiliates hold no more than 25% of such class of Indebtedness.
Section 4.14    Liens.

The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any as-

set of the Company, whether owned on the Issue Date or thereafter acquired, except Permitted Liens.
Section 4.15    Existence.

Subject to, and as permitted under, Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; provided, however, that the Company shall not be required to preserve or keep the corporate, partnership or other existence of any of its Subsidiaries (other than Capital Corp if the other Issuer is not then a corporation), if the Company shall determine that the preservation or keeping thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Company and its Restricted Subsidiaries, taken as a whole.
Section 4.16    Repurchase at the Option of Holders upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs, each Holder shall have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a “Change of Control Offer.” In the Change of Control Offer, the Issuers shall offer a “Change of Control Payment” in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase.
Within ten days following any Change of Control Triggering Event, the Issuers shall transmit a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and stating:
(1)    the purchase price and the purchase date, which shall not exceed 30 Business Days from the date such notice is mailed (the “Change of Control Payment Date”);
(2)    that any Note not tendered shall continue to accrue interest;
(3)    that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(4)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(5)    that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(6)    that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Issuers’ compliance with such laws and regulations shall not in and of itself cause a breach of their obligations under this Section 4.16.
On the Change of Control Payment Date, the Issuers shall, to the extent lawful:
(1)    accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(3)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.
The Paying Agent shall promptly transmit to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control Triggering Event shall be applicable regardless of whether or not any other provisions in this Supplemental Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, this Supplemental Indenture does not contain provisions that permit Holders to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
Notwithstanding any other provision of this Section 4.16, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Issuers purchase all of the

Notes held by such Holders, the Issuers will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Section 4.17    Limitations on Issuances of Guarantees of Indebtedness.

The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any other Indebtedness of the Company except in respect of the Credit Facilities of the Company (the “Guaranteed Indebtedness”) unless:
(1)    such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee (a “Subsidiary Guarantee”) of the payment of the Notes by such Restricted Subsidiary, and
(2)    until all the Notes have been satisfied in full, such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary thereof as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;
provided that this paragraph shall not be applicable to any Guarantee or any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.
If the Guaranteed Indebtedness is subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.
If any Guarantor is released from its obligations on Guaranteed Indebtedness it shall be automatically released from its obligation with respect to its Guarantee of the Notes hereunder.
Section 4.18    [Reserved].

Section 4.19    Termination of Covenants.

When the Notes (a) have Investment Grade Ratings from two of the Rating Agencies and (b) no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries shall thereafter not be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13 and clause (D) of the first paragraph of Section 5.01.

ARTICLE 5

SUCCESSORS

With respect to the Notes only, Section 5.01 of the Base Indenture is hereby replaced with the following:
Section 5.01    Merger, Consolidation or Sale of Assets.

Neither Issuer may, directly or indirectly: (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:
(A)either:

(i)    such Issuer is the surviving Person; or
(ii)    the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that if the Person formed by or surviving any such consolidation or merger with such Issuer is a limited liability company or a Person other than a corporation, a corporate co-issuer shall also be an obligor with respect to the Notes;
(B)the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and this Supplemental Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(C)immediately after such transaction no Default or Event of Default exists; and

(D)such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the most recently ended fiscal quarter,

(x)    be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10; or
(y)    have a Leverage Ratio immediately after giving effect to such consolidation or merger no greater than the Leverage Ratio immediately prior to such consolidation or merger.
In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The fore-

going clause (D) of this Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

ARTICLE 6

DEFAULTS AND REMEDIES

With respect to the Notes only, the following clause (8) is hereby added to Section 6.01 of the Base Indenture:
Section 6.01    Events of Default.

(8)    failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.16 or 5.01.
ARTICLE 7

TRUSTEE

With respect to the Notes only, Article 7 of the Base Indenture is hereby replaced with the following:
Section 7.01    Duties of Trustee.

(1)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Supplemental Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(2)    Except during the continuance of an Event of Default:
(a)    the duties of the Trustee shall be determined solely by the express provisions of this Supplemental Indenture and the Trustee need perform only those duties that are specifically set forth in this Supplemental Indenture and no others, and no implied covenants or obligations shall be read into this Supplemental Indenture against the Trustee; and
(b)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions required to be furnished to the Trustee hereunder and conforming to the requirements of this Supplemental Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Supplemental Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(3)    The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:
(a)    this paragraph (3) does not limit the effect of paragraph (2) of this Section 7.01;
(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(c)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(4)    Whether or not therein expressly so provided, every provision of this Supplemental Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), and (3) of this Section 7.01.
(5)    No provision of this Supplemental Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Supplemental Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability, claim, damage or expense.
(6)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(7)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents.
Section 7.02    Rights of Trustee.

(1)    The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(2)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(3)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(4)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Supplemental Indenture.
(5)    Unless otherwise specifically provided in this Supplemental Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
(6)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Supplemental Indenture at the request or direction of any of Holder unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(7)    The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (b) written notice of such Default or Event of Default shall have been given to and received at the Corporate Trust Office of the Trustee by the Issuer or any Holder and such notice references the Notes and this Supplemental Indenture.
(8)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(9)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(10)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(11)    The Trustee may request that the Issuer deliver certificates setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Supplemental Indenture.

Section 7.03    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days and apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.
Section 7.04    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Supplemental Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Supplemental Indenture other than its certificate of authentication.
Section 7.05    Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after the Trustee acquires knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.
Section 7.06    Reports by Trustee to Holders.

By November 6th of each year, and for so long as any Notes remain outstanding, the Trustee shall transmit to Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit all reports as required by TIA § 313(c).
A copy of each report at the time of its mailing to Holders shall be transmitted to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed or delisted on any stock exchange.
Section 7.07    Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time compensation as agreed upon in writing for its acceptance of this Supplemental Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an ex-

press trust. The Issuer shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuer and the Parent Guarantor shall, jointly and severally, indemnify the Trustee and any predecessor trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Supplemental Indenture, including the costs and expenses of enforcing this Supplemental Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense determined to have been caused by its own gross negligence or willful misconduct. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity of which a Responsible Officer has received written notice. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.
The obligations of the Issuer in this Section 7.07 shall survive resignation or removal of the Trustee and the satisfaction, discharge or termination of this Supplemental Indenture.
To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except such money or property held in trust by the Trustee to pay the principal of and interest on any Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Supplemental Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
Section 7.08    Replacement of the Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(a)the Trustee fails to comply with Section 7.10;

(b)the Trustee is adjudged as bankrupt or as insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)a custodian or public officer takes charge of the Trustee or its property; or

(d)the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Supplemental Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10    Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Supplemental Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11    Preferential Collection of Claims Against the Issuer. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

With respect to the Notes only, Section 8.03 of the Base Indenture is hereby replaced with the following:
Section 8.03    Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Article 5 and Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.16, 4.17 and 4.19 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Supplemental Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(5) and 6.01(8) shall not constitute Events of Default.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
With respect to the Notes only, clause (3) of Section 9.01 of the Base Indenture is hereby replaced with the following:
Section 9.01    Without Consent of Holders of Notes.

(3)    to provide for or confirm the issuance of Additional Notes or the Exchange Notes;
With respect to the Notes and any other series of Notes, clauses (2) and (7) of Section 9.02 of the Base Indenture are hereby replaced with the following:
Section 9.02    With Consent of Holders of Notes.

(2)    reduce the principal of or change the fixed maturity of any Note or alter the payment provisions with respect to the redemption of the Notes (other than a payment required by Section 3.09, Section 4.11, or Section 4.16 of this Supplemental Indenture or the supplemental indentures with respect to the Base Indenture entered into prior to the date hereof), provided that the provisions regarding the notice and timing thereof may be amended with the consent of the holders of a majority in aggregate principal amount of the Notes;
(7)    waive a redemption payment with respect to any Note (other than a payment required by Section 3.09, Section 4.11, or Section 4.16 of this Supplemental Indenture or the supplemental indentures with respect to the Base Indenture entered into prior to the date hereof); or
ARTICLE 12

MISCELLANEOUS

With respect to the Notes only, Section 12.13 of the Base Indenture is hereby replaced with the following:

Section 12.13    Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Supplemental Indenture and the Base Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture or the Base Indenture and shall in no way modify or restrict any of the terms or provisions. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Articles, Sections or clauses refer to Articles, Sections and clauses contained in this Supplemental Indenture, unless such Article, Section or clause is incorporated herein by reference to the Base Indenture or no such Article, Section or clause appears in this Supplemental Indenture, in which case such references refer to the applicable section of the Base Indenture.

With respect to the Notes only, the following Section 12.16 is hereby added to Article 12 of the Base Indenture:
Section 12.16    Supplemental Indenture Controls.

(a)In case any provision of this Supplemental Indenture conflicts with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, solely with respect to the Notes (and the Parent Guarantee and any Subsidiary Guarantees endorsed thereon).

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01    Satisfaction and Discharge of Supplemental Indenture.

This Supplemental Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture, when
(1)    either
(a)all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)all such Notes not theretofore delivered to the Trustee for cancellation

(i)have become due and payable, or

(ii)will become due and payable at their Stated Maturity within one year, or

(iii)are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer,

and the Issuer, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity or redemption thereof, as the case may be;
(2)    the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and
(3)    the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Supplemental Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Supplemental Indenture pursuant to this Article 13, the obligations of the Issuer to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 13.01, the obligations of the Trustee under Section 13.02 shall survive such satisfaction and discharge.
Section 13.02    Application of Trust Money.

All money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Supplemental Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
[Signatures on following page]

Dated as of November 5, 2014
CCOH SAFARI, LLC, as the Issuer

By:	/s/ Thomas M. Degnan_________________
Name: Thomas M. Degnan
Title: Senior Vice President - Finance and Corporate Treasurer

CHARTER COMMUNICATIONS, INC., as Parent Guarantor, with respect to Article 10 and Section 7.07 only

By:	/s/ Thomas M. Degnan__________________
Name: Thomas M. Degnan
Title: Senior Vice President - Finance and Corporate Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Michael Countryman __________________
Name: Michael Countryman
Title: Vice President

EXHIBIT A
[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE SUPPLEMENTAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] 1
[THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933,

________________________________
1    Include Global Note Legend, if applicable.

AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (II) TO THE ISSUER, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.]2
[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE

______________________________
2    Include Private Placement Legend, if applicable.

THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]3

_________________________________
3    Include Regulation S Legend, if applicable.

[Face of Note]
CUSIP NO. [ ]

5.500% Senior Notes due 2022

No [   ].

$[ ]

[CCOH SAFARI, LLC]
[CCO Holdings and CCO Capital Corp.]

promise to pay to [ ] or to registered assigns the principal amount of $[ ] Dollars on December 1, 2022
Interest Payment Dates: December 1 and June 1
Record Dates: November 15 and May 15
Subject to Restrictions set forth in this Note.

IN WITNESS WHEREOF, [CCOH Safari, LLC] [each of CCO Holdings, LLC and CCO Capital Corp] has caused this instrument to be duly executed.
Dated: [        ]
[CCOH SAFARI, LLC

By:	________________________________________________
Name:
Title:

By:	________________________________________________
Name:
Title: ]

[CCO HOLDINGS LLC

By:	________________________________________________
Name:
Title:

By:	________________________________________________
Name:
Title:

CCO HOLDINGS CAPITAL CORP.

By:	________________________________________________
Name:
Title:

By:	________________________________________________
Name:
Title: ]

This is one of the Notes referred to
in the within-mentioned Supplemental Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By: __________________________________
Authorized Signatory

[Back of Note]
5.500% Senior Note due 2022
Capitalized terms used herein shall have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.
1.    INTEREST. [CCOH Safari, LLC, a Delaware limited liability company] [CCO Holdings, LLC, a Delaware limited liability company, and CCO Capital Corp., a Delaware corporation] promises to pay interest on the principal amount of this Note at the rate of 5.500% per annum from the Issue Date until maturity. The interest rate on the Notes is subject to increase pursuant to the provisions of a Registration Rights Agreement, as applicable. The Issuer will pay interest semi-annually in arrears on December 1 and June 1 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2014. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.00% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on December 1 or June 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Supplemental Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.    PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Issuer issued the Notes under an Indenture dated as of November 5, 2014 (the “Base Indenture”), among the Issuers, Charter Communications, Inc., a Delaware corporation, as guarantor, and the Trustee, as supplemented by the First Supplemental Indenture dated as of November 5, 2014 (the “Supplemental Indenture”), among the Issuer, Charter Communications, Inc., as guarantor, and the Trustee. The terms of the Notes include those stated in the Supplemental Indenture and those made part of the Supplemental Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Supplemental Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling.
5.    OPTIONAL REDEMPTION.
(a)    Following the Escrow Release Date and on or after December 1, 2017, the Issuer shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve month period beginning on December 1 of the years indicated below:

Year	Percentage
2017	104.1250%
2018	102.7500%
2019	101.3750%
2020 and thereafter	100.000%

(b)    Following the Escrow Release Date and at any time prior to December 1, 2017, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes (including the principal amount of any Additional Notes), at a redemption price of 105.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:
(1)    at least 60% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes) issued under the Supplemental Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their Subsidiaries); and
(2)    the redemption must occur within 180 days of the date of the closing of such Equity Offering.

(c)    From and after the Escrow Release Date and at any time and from time to time prior to December 1, 2017, the Issuer may redeem outstanding Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, on such Notes to the redemption date plus the Make-Whole Premium.
(d)    In the event that the Issuer has made a Change of Control Offer pursuant to Section 4.16 of the Supplemental Indenture, and have purchased not less than 90% of the then outstanding Notes pursuant to such Change of Control Offer, the Issuer may, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the applicable Change of Control Payment Date, redeem all of the Notes that remain outstanding following such Change of Control Payment Date at a redemption price equal to 101% of the principal amount of the Notes so redeemed plus accrued and unpaid interest on the Notes so redeemed to the redemption date.
6.    MANDATORY REDEMPTION. Except as otherwise provided in Paragraphs 7 and 8 below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.
7.    REPURCHASE AT OPTION OF HOLDER.
(a)     If there is a Change of Control, the Issuer shall make an offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 10 days following any Change of Control, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Supplemental Indenture and described in such notice.
(b)     If the Company or a Restricted Subsidiary thereof consummates any Asset Sale, when the aggregate amount of Excess Proceeds exceeds $250 million, the Company shall commence an offer (an “Asset Sale Offer”) pursuant to Section 4.11 of the Supplemental Indenture to all Holders and all holders of other Indebtedness that is of equal priority with the Notes containing provisions requiring offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Indebtedness of equal priority that may be purchased out of the Excess Proceeds, which amount includes the entire amount of the Net Proceeds. The offer price in any Asset Sale Offer will be payable in cash and equal to 100% of principal amount of the subject Notes plus accrued and unpaid interest, if any, to the date of the purchase. If the aggregate principal amount of Notes and such other Indebtedness of equal priority tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness of equal priority to be purchased on a pro rata basis. If any Excess Proceeds remain after consummation of an Asset Sale Offer, then the Company or any Restricted Subsidiary thereof may use such remaining Excess Proceeds for any purpose not otherwise prohibited by the Supplemental Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Notes.
8.    Special mandatory redemption. In the event a Special Mandatory Redemption Event occurs, the Trustee shall apply (or cause a paying agent to apply) a portion of the proceeds of Escrowed Property received by the Trustee pursuant to the Escrow Agreement sufficient to redeem all Notes (the “Special Mandatory Redemption”) on the fourth Business Day following the Special Mandatory Redemption Event (the “Special Mandatory Redemption Date”) or as otherwise required by the applicable procedures of DTC, at a redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest from the Issue Date or the most recent date to which interest has been paid or duly provided for on the Notes, as the case may be, to, but excluding, the Special Mandatory Redemption Date. On the Special Mandatory Redemption Date, the Trustee will pay to the Issuer any Escrowed Property in excess of the amount necessary to effect the Special Mandatory Redemption and any Special Mandatory Redemption of the Initial 2024 Senior Notes.
9.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
10.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
11.    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Supplemental Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Any existing Default or compliance with any provision of the Supplemental Indenture or the Notes (other than any provision relating to the right of any Holder to bring suit for the enforcement of any payment of principal, premium, if any, any interest on the Note, on or after the scheduled due dates expressed herein) may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Issuer and the Trustee may amend or supplement the Supplemental Indenture or the Notes (i) to cure any ambiguity, mistake, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for or confirm the issuance of Additional Notes or the Exchange Notes, (iv) to provide for the assumption of the Issuer’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets, (v) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Supplemental Indenture of any such Holder, (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Supplemental Indenture under the TIA or otherwise as necessary to comply with applicable law or (vii) to conform the Supplemental Indenture or the Notes to the “Description of Notes” section of the Prospectus.
12.    DEFAULTS AND REMEDIES. Each of the following is an Event of Default: (i) default for 30 consecutive days in the payment when due of interest on the Notes, (ii) default in payment when due of the principal of or premium, if any, on the Notes, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.16 and 5.01 of the Supplemental Indenture, (iv) failure by the Company or any of its Restricted Subsidiaries for 30 consecutive days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the principal amount of the Notes outstanding to comply with any of their other covenants or agreements in the Supplemental Indenture, (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Supplemental Indenture, if that default: (a) is caused by a failure to pay at final stated maturity the principal amount of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more, (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $100.0 million, net of applicable insurance which has not been denied in writing by the insurer, which judgments are not paid, discharged or stayed for a period of 60 days or (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.
In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Issuer and the Trustee may declare all the Notes to be due and payable.

Holders may not enforce the Supplemental Indenture or the Notes except as provided in the Supplemental Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power with respect to matters relating to the Notes. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.
The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Supplemental Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.
The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Supplemental Indenture and the Base Indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.
13.    TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
14.    NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, member or stockholder of the Issuer, as such, shall not have any liability for any obligations of the Issuer under the Notes or the Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
15.    GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.
16.    AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
18.    ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Supplemental Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in any Registration Rights Agreement.
19.    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture, the Base Indenture, the Escrow Agreement and/or any Registration Rights Agreement, as applicable. Requests may be made to the Issuer:
c/o Charter Communications, Inc.
400 Atlantic Street, 10th Floor
Stamford, Connecticut 06901
Attention: Corporate Secretary
Telecopier No.: (314) 965-6440

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(i) or (we) assign and transfer this Note to: _____________________________________
(Insert assignee’s legal name)
________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:______________________________
Your Signature:_____________________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:________________________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 or 4.16 of the Supplemental Indenture, check the appropriate box below:
☐ Section 4.11                ☐ Section 4.16
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.11 or Section 4.16 of the Supplemental Indenture, state the amount you elect to have purchased:
$ _______________________
Date:____________________
Your Signature:_____________________________________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: _______________________________________________
Signature Guarantee*: _______________________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
[CCOH Safari, LLC]
[CCO Holdings, LLC
CCO Capital Corp.]
c/o Charter Communications, Inc.
400 Atlantic Street, 10th Floor
Stamford, Connecticut 06901

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Facsimile No.: (312) 827-8542
Attention: Corporate Trust Administration

Re: CCOH Safari, LLC

☐ 5.500% Senior Notes due 2022 (CUSIP [ ]) (the “Notes”)

Reference is hereby made to the Indenture, dated as of November 5, 2014 (the “Base Indenture”), among CCOH Safari, LLC (the “Company”), CCO Holdings, LLC (“CCO Holdings”), CCO Holdings Capital Corp. (“Capital Corp” and, together with CCO Holdings, the “Issuers”), the guarantor party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated as of November 5, 2014 (the “Supplemental Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.
___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_____________________________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
☐    1.    Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Supplemental Indenture and the Securities Act.
☐    2.    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Supplemental Indenture and the Securities Act. If the Transfer of the beneficial interest occurs prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, the transferred beneficial interest will be held immediately thereafter through Euroclear or Clearstream.
☐    3.    Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
☐    (i)    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
☐    (ii)    such Transfer is being effected to the Company or a subsidiary thereof; or

☐    (iii)    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
☐    (iv)    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Supplemental Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Notes and in the Supplemental Indenture and the Securities Act.
☐    4.    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
☐    (i)    Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Supplemental Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Supplemental Indenture.
☐    (ii)    Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Supplemental Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enu-

merated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Supplemental Indenture.
☐    (iii)    Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Supplemental Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Supplemental Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
____________________________________________
[Insert Name of Transferor]

By__________________________________________
Name:
Title:

Dated: ______________________________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
☐    (a)    a beneficial interest in the:
☐    (i)    Rule 144A Global Note (CUSIP __________), or
☐    (ii)    Regulation S Global Note (CUSIP _________), or
☐    (b)    a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
☐    (a)    a beneficial interest in the:
☐    (i)    Rule 144A Global Note (CUSIP __________), or
☐    (ii)    Regulation S Global Note (CUSIP _________), or
☐    (iii)    Unrestricted Global Note (CUSIP _________); or
☐    (b)    a Restricted Definitive Note; or
☐    (c)    an Unrestricted Definitive Note,
in accordance with the terms of the Supplemental Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
[CCOH Safari, LLC]
[CCO Holdings, LLC
CCO Holdings Capital Corp.]
c/o Charter Communications, Inc.
400 Atlantic Street, 10th Floor
Stamford, Connecticut 06901

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Facsimile No.: (312) 827-8542
Attention: Corporate Trust Administration

Re: CCOH Safari, LLC
☐ 5.500% Senior Notes due 2022 (CUSIP [        ]) (the “Notes”)

Reference is hereby made to the Indenture, dated as of November 5, 2014 (the “Base Indenture”), among CCOH Safari, LLC (the “Company”), CCO Holdings, LLC (“CCO Holdings”), CCO Holdings Capital Corp. (“Capital Corp” and, together with CCO Holdings, the “Issuers”), the guarantor party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated as of November 5, 2014 (the “Supplemental Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.
__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________________________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
☐    (i)    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. If the Exchange is from beneficial interest in a Regulation S Global Note to beneficial interest in an Unrestricted Global Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes would be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act.
☐    (ii)    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
☐    (iii)    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. If the Exchange is from beneficial interest in a Regulation S Global Note to an Unrestricted Definitive Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes could be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act.
☐    (iv)    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer re-

strictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
☐    (i)    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. If the Exchange is from beneficial interest in a Regulation S Global Note to a Restricted Definitive Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes could be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act. Upon consummation of the proposed Exchange in accordance with the terms of the Supplemental Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Supplemental Indenture and the Securities Act.
☐    (ii)    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ Rule 144A Global Note or ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Supplemental Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Supplemental Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
____________________________________________
[Insert Name of Transferor]

By__________________________________________
Name:
Title:

Dated: ______________________________________

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[CCOH Safari, LLC]
[CCO Holdings LLC
CCO Holdings Capital Corp.]
c/o Charter Communications, Inc.
400 Atlantic Street, 10th Floor
Stamford, Connecticut 06901

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Facsimile No.: (312) 827-8542
Attention: Corporate Trust Administration

Re: CCOH Safari, LLC
☐ 5.500% Senior Notes due 2022 (CUSIP [        ]) (the “Notes”)

Reference is hereby made to the Indenture, dated as of November 5, 2014 (the “Base Indenture”), among CCOH Safari, LLC (the “Company”), CCO Holdings, LLC (“CCO Holdings”), CCO Holdings Capital Corp. (“Capital Corp” and, together with CCO Holdings, the “Issuers”), the guarantor party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated as of November 5, 2014 (the “Supplemental Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.
In connection with our proposed purchase of $____________ aggregate principal amount of:
(i)    ☐     a beneficial interest in a Global Note, or
(ii)    ☐     a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Supplemental Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

D-1

2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (a) to the Company or any subsidiary thereof, (b) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (c) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (d) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (e) pursuant to the provisions of Rule 144(d) under the Securities Act or (f) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (a) through (e) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
____________________________________________
[Insert Name of Transferor]
By__________________________________________
Name:
Title:
Dated: ______________________________________

D-2